As filed with the Securities and           Registration  No.
Exchange Commission on  ____,  2003.

=====================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            NORCAN EXPLORATION, INC.
                 (Name of small business issuer in its charter)


                    Nevada          1400                72 153 0289
   -------------------------------------------------------------------


  (State or Other              (Primary Standard      (IRS Employer
  Jurisdiction of                 Industrial         Identification #)
  Organization)               Classification Code)



NORCAN  EXPLORATION,  INC.                    Corporation Service Company
1081  West  8th  Ave.,  Suite  3              502  E.  John  St.,
Vancouver,  BC  V6H  1C3                      Carson  City,  Nevada

(905)  329-8791                               89706

(Name, address and telephone of               (Name and address of agent
registrant's executive offices,               authorized to receive notice)
principal place of  business)


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                        |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                 |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                 |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                      |__|

                         CALCULATION OF REGISTRATION FEE

                                              Amount of
--------------------------------------------------------------------------------
TITLE OF EACH
CLASS OF
SECURITIES                            OFFERING      AGGREGATE      AMOUNT OF
TO BE            AMOUNT TO BE         PRICE PER     OFFERING       REGISTRATION
REGISTERED       REGISTERED           SHARE         PRICE (1)      FEE
--------------------------------------------------------------------------------
Common stock to      5,000,000        $0.10         $500,000       $46
be offered:

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


                          COPIES OF COMMUNICATIONS TO:

                              Michael A. Cane, Esq.
                              2300 W. Sahara Blvd.,
                               Suite 500 - Box 18
                               Las Vegas, NV 89102
                                 (702) 312-6255
                                   PROSPECTUS

                            NORCAN EXPLORATION, INC.
                    SHARES OF COMMON STOCK PAR VALUE $0.0001
                                ----------------

We are offering up to a total of 5,000,000 shares of common stock with no minimum number of shares. The offering price is $0.10 per share. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date of this prospectus, however, it may be extended for a further 90 days if we so choose to do so.

Our  common  stock is presently not traded on any market or securities exchange.

We are a mineral exploration company with an option to acquire a mineral exploration property and that property has no proven or probable mineral reserves.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 5 before investing in our common stock.
                                      Aggregate Offering Price    Proceeds to Us
                    Price Per Share   of Shares sold by us        after Expenses
Common stock to
be offered by us:        $0.10        $500,000                    $470,000

There is no minimum number of shares that has to be sold by us in this offering. Because there is no minimum number of shares that has to be sold by us in this offering, there is no assurance that we will achieve the proceeds level described in the above table.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The  date  of  this  Prospectus  is:  _________.



TABLE  OF  CONTENTS
                                                                            PAGE
                                                                            ----

Summary                                                                      4
Risk  Factors                                                                5
If  we  do  not  obtain  additional  financing,  our  business  will fail    5
If  we  do not complete the payment and expenditure requirements mandated in our option,  we  will  lose  our  interest
in  the  Canyon  property  and  our  business  may  fail                     5
Because  there  is  no  assurance that we will generate revenues,
we face a high risk  of  business  failure                                   6
Because  of the speculative nature of exploration of mining
properties, there is substantial risk that this business  will fail          6


Even  if  we  discover  commercial  reserves  of precious metals on our optioned mineral  properties,  we  may  not  be  able  to
successfully obtain commercial  production.                                  6
If  we  are  unable  to  hire  and  retain  key personnel,
we may not be able to implement  our  business  plan
and  our  business  may  fail                                                6
If  we receive positive results from our exploration program and we determine to pursue  commercial  production,
then  we  may  be  subject  to an environmental review
process that may delay or prohibit  our  proceeding  to
commercial  production                                                       6
Because  we  only have one executive officer who has
formal training specific to the  technicalities  of mineral
exploration, there is a higher risk our business will  fail                  7
Because  our  executive  officers have other business interests, they may not be able  or  willing  to  devote  a  sufficient amount  of  time  to  our business operations,  causing  our
business  to  fail                                                           7
If  a market for our common stock does not develop, our
investors will be unable to  sell  their  shares                             7
Because  our stock is penny stock, shareholders will be
limited in their ability to  sell  the  stock                                7
Because access to the mineral claim is often
restricted by inclement weather, we will  be  delayed  in
our  exploration  and  any  future  mining efforts                           7
Forward  Looking  Statements                                                 8
Use  of  Proceeds                                                            8
Determination  of  Offering  Price                                           9
Capitalization                                                               9
Dilution  of  the  Price  You  pay  for  Your  Shares                        9
Plan  of  Distribution;  Terms  of  the  Offering                            12
Business                                                                     13
Plan  of  Operations                                                         18
Directors, Executive Officers, Promoters and Control Persons                 20
Security Ownership of Certain Beneficial Owners and Management               21
Description  of  Securities                                                  21
Market  For  Common  Equity  And  Related Stockholder Matters                22
Certain  Transactions                                                        24
Expiration  Date                                                             24
Legal  Proceedings                                                           24
Experts                                                                      24

Disclosure  of  Commission  Position  of  Indemnification
for  Securities  Act Liabilities                                             25
Further  Information                                                         25
Changes  in  and  Disagreements  with  Accountants                           25
Financial  Statements                                                        26
--------------------------------------------------------------------------------
                                     SUMMARY
--------------------------------------------------------------------------------
This summary highlights important information about our business and about this offering. Because it is a summary, it doesn't contain all the information you should consider before investing in the common stock. So please read the entire prospectus, including the "Risk Factors" section and the documents and information incorporated by reference into the prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

Our  Business

We are an exploration stage company. We have acquired an option to acquire a 100% interest in a mineral exploration property which consists of four adjacent mineral claims located in the Province of British Columbia, Canada. We refer to the mineral exploration property as the Canyon property. We were granted the option by Messrs. Lorne Warren and William Garner. The option is exercisable by us completing further cash payments to Messrs. Warren and Garner and by completing minimum required exploration expenditures on the Canyon property.



Our objective is to conduct mineral exploration activities on the Canyon property in order to assess whether the claim possesses commercially exploitable reserves of gold, silver and/or copper. We have not identified any commercially exploitable reserves on this property. Our proposed exploration program is designed to explore for commercially exploitable deposits. There is no assurance that a commercially viable mineral deposit exists on this property.

We were incorporated on March 11, 2002 under the laws of the state of Nevada. Our principal offices are located at 1081 West 8th Ave., Suite 3, Vancouver, BC V6H 1C3, Canada. The telephone number of our principal executive office is (905) 329-8791.

The  Offering

Following  is  a  brief  summary  of  this  offering:

Common stock to be offered by us:       Up  to 5,000,000 shares of common stock,
                                        par value $0.0001, at a price of $0.10 per share. There is no minimum number of shares to be sold by us in this offering.

Offering Period                         The  shares  that  we  are  offering are
                                        being offered by us for a period of 90 days from the date of this prospectus;
                                        however, the offering may be extended by a further 90 days by our board of directors.

Net  proceeds  to  our  company         Approximately  $470,000  (after offering
                                        expenses and assuming all shares offered are sold).

Use  of proceeds                        We  will  use  the  proceeds  to pay for
                                        offering  expenses,  for  research,
                                        exploration and property development in the event we find a mineral deposit, and as working capital for operating expenses. We believe that the required exploration work on the Canyon property will cost up to $130,000 and will take approximately one year. If we are successful in immediately finding a mineral deposit, we will stop exploring and spend the balance of the proceeds to commence development of the property.
                                        If,  on  the  other  hand,  we  do  not
                                        immediately find a mineral deposit, we will use the balance of the proceeds to either continue the exploration work on the property, or to acquire another property, or both.

Number of shares outstanding before     5,000,000 common hares
the offering

Number of shares outstanding after      10,000,000 common shares  (assuming  all
the  offering                           shares  offered  are  sold).
--------------------------------------------------------------------------------
                                  RISK FACTORS

--------------------------------------------------------------------------------

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

RISKS  RELATED  TO  OUR  FINANCIAL  CONDITION  AND  BUSINESS  MODEL

If  we  do  not  obtain  additional  financing,  our  business  will  fail

We had cash in the amount of $0 as of September 30, 2002. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our optioned mineral property and the development of this property if our exploration indicates that our mineral claim possesses commercially exploitable mineral reserves. We will require additional financing in order to complete our proposed exploration program. We will also require additional financing if the costs of the exploration and development of our optioned mineral property are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration and development is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market prices for gold, silver or copper, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

If we do not complete the payment and expenditure requirements mandated in our option, we will lose our interest in the Canyon property and our business may fail

We are obligated to make additional option payments and incur exploration expenditures on our optioned mineral property in order to exercise the option and obtain a 100% interest in the Canyon property. We must make additional option payments totaling $41,737 over the next four years and incur exploration expenditures totaling $1,516 over the next five years in order to exercise our option. We will require substantial additional capital to exercise the option and fund the exploration of our optioned mineral property. If we do not make the additional option payments or meet the exploration expenditures required by the option agreement, we will forfeit our interest in the optioned mineral property and will have no interest in the optioned mineral property. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan. If we lose our interest in the optioned mineral property, there is a substantial risk that our business will fail.

Because there is no assurance that we will generate revenues, we face a high risk of business failure

We have not even begun the initial stages of exploration of our optioned mineral claim, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated in March 2002 and to date have been involved primarily in organizational activities and the acquisition of the optioned mineral property. We have not earned any revenues as of the date of this prospectus and have never been profitable. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration and future development of our optioned mineral property, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mining properties, there is substantial risk that this business will fail

We can provide investors with no assurance that the Canyon property contains commercially exploitable reserves of gold, silver or copper. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore. Hazards such as unusual or unexpected formations and other conditions are involved in mineral exploration and development and often result in unsuccessful exploration efforts. We may also become subject to liability for pollution, cave-ins or hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to successfully obtain commercial production

The optioned mineral properties do not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the Canyon property into commercial production. At this time, we can provide no assurance to investors that we will be able to do so.

RISKS  RELATED  TO  OUR  MARKET  AND  STRATEGY

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business may fail

Our success will be largely dependent on our ability to hire highly qualified personnel. This is particularly true in highly technical businesses such as mineral exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

RISKS  RELATED  TO  LEGAL  UNCERTAINTY

If we receive positive results from our exploration program and we determine to pursue commercial production, then we may be subject to an environmental review process that may delay or prohibit our proceeding to commercial production

If the results of our geological exploration program indicate commercially exploitable reserves, of which there is no assurance, and we decide to pursue commercial production of our mineral claim, we may be subject to an environmental review process under environmental assessment legislation. Compliance with an environmental review process may be costly and may delay commercial production. Furthermore, there is the possibility that we would not be able to proceed with commercial production upon completion of the environmental review process if government authorities did not approve our mine or if the costs of compliance with government regulation adversely affected the commercial viability of the proposed mine.

RISKS  RELATED  TO  THIS  OFFERING

Because we only have one executive officer who has formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

While Mr. William Hadcock, our president and a director, has business experience, he does not have formal training as a geologist or in the technical aspects of management of a mineral exploration company. J. Myron Sawiuk, our vice president, is the only officer and director who has formal training as a geologist. Accordingly, we will have to rely on the technical services of others trained in appropriate areas. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk of business failure.

Because our executive officers have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Each of Mr. Hadcock and Mr. Sawiuk presently spend approximately 10% of their business time on business management services for our company. While Mr. Hadcock and Mr. Sawiuk presently possess adequate time to attend to our interests, it is possible that the demands on their from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Hadcock and Mr. Sawiuk may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels. Competing demands on Mr. Hadcock's and Mr. Sawiuk's business time may cause them to have differing interests in approving significant corporate transactions than other stockholders.

If a market for our common stock does not develop, our investors will be unable to sell their shares

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. We currently plan to apply for trading of our common stock on the National Association of Securities Dealers over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot provide investors with any assurance that our common stock will be traded on the bulletin board or, if traded, that a public market will materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, then investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

Because our stock is penny stock, shareholders will be limited in their ability to sell the stock

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Norcan Exploration will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than complying with those rules, some broker- dealers will refuse to attempt to sell penny stock.

Because access to the mineral claim is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts

Access  to  the mineral claim is restricted through over half of the year due to snow and storms in the area. As a result, any attempts to test, explore or mine the property is largely limited to the few months out of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can have a significant negative effect on our results of operations.

--------------------------------------------------------------------------------

                           FORWARD LOOKING STATEMENTS
--------------------------------------------------------------------------------

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

--------------------------------------------------------------------------------
                                 USE OF PROCEEDS
--------------------------------------------------------------------------------

Our offering is being made on a best efforts - no minimum basis. The net proceeds to us after deducting offering expenses of approximately $30,000 will be $470,000 if all of the shares are sold. The first $30,000 raised will be used to pay for offering expenses including loans made to us by Marinaside Development Corp., a company which is 100% owned by our president Mr. Hadcock. We will use the net proceeds as follows:

Amount Raised     $30,000     $125,000    $250,000    $375,000     $500,000
--------------------------------------------------------------------------------
Allocation
--------------------------------------------------------------------------------
Offering expenses $30,000     $30,000     $30,000      $30,000      $30,000
Exploration            $0     $65,000     $130,000    $130,000     $130,000
Property Development*  $0          $0     $50,000     $165,000     $290,000
Working capital        $0     $30,000     $40,000      $50,000      $50,000
* Property development expenditures will only be incurred if we are successful in finding a mineral deposit. If no mineral deposit is found after initial exploration, then these funds will be allocated for exploration or for the acquisition of one or more other mineral exploration properties.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. We believe that the required exploration work will cost up to $130,000 and take approximately one year. If we are successful in immediately finding a mineral deposit, we will stop exploring and go on to develop the property. Costs of exploring will then cease. On the other hand if we do not immediately find a mineral deposit, we will continue to explore for a mineral deposit on the property. If we have to continue to explore for a mineral deposit, the costs of exploration will increase.

Working  capital  includes  the  cost  of  our  office  operations.

Our offering expenses are comprised of an SEC filing fee, legal and accounting expenses, printing and transfer agent fees, and state securities registration fees. Mr. Hadcock will not receive any compensation for his efforts in selling our shares.

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign the use if, in the judgment of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

--------------------------------------------------------------------------------
                         DETERMINATION OF OFFERING PRICE
--------------------------------------------------------------------------------

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of up to $500,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     *     our  lack  operating  history,
     *     the  proceeds  to  be  raised  by  the  offering,
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and
     *     our  relative  cash  requirements.
--------------------------------------------------------------------------------
                                 CAPITALIZATION
--------------------------------------------------------------------------------

The following table sets forth our capitalization at September 30, 2002, on a historical basis and as adjusted to reflect the sale of the shares.

This table should be read in conjunction with the section entitled, Management's Discussion and Analysis of Financial Condition and Results of Operations our Financial Statements and Notes; and other financial and operating data included elsewhere in this prospectus.









                                 09/30/02
------------------------------  ----------  ---------  ---------  --------- ----------
                                   Actual       25%        50%        75%       100%
------------------------------  ----------  ---------  ---------  --------- ----------
Stockholder's Equity: Common
Stock: 175,000,000 shares
authorized, par value $0.0001
------------------------------  ----------  ---------  ---------  --------- ----------
5,000,000 issued and
outstanding                     $     500
------------------------------  ----------  ---------  ---------  --------- ----------
6,250,000 issued and
outstanding                                 $     625
------------------------------  ----------  ---------  ---------  --------- ----------
7,500,000 issued and
outstanding                                            $     750
------------------------------  ----------  ---------  ---------  --------- ----------
8,750,000 issued and
outstanding                                                       $     875
------------------------------  ----------  ---------  ---------  --------- ----------
10,000,000 issued and
outstanding                                                                 $    1000
------------------------------  ----------  ---------  ---------  --------- ----------
Share Subscriptions
Receivable                          ($500)     ($500)     ($500)     ($500)     ($500)
------------------------------  ----------  ---------  ---------  --------- ----------
Additional Paid-in Capital              -   $124,875   $249,750   $374,625   $499,500
------------------------------  ----------  ---------  ---------  --------- ----------
Deficit accumulated during
the exploration stage             ($3,424)   ($3,424)   ($3,424)   ($3,424)   ($3,424)
------------------------------  ----------  ---------  ---------  --------- ----------
TOTAL STOCKHOLDERS'
 EQUITY (deficit)                 ($3,424)  $121,576   $246,576   $371,576   $497,576
------------------------------  ----------  ---------  ---------  --------- ----------



Estimated offering costs of $30,000 have not been deducted from the amounts set out above.

--------------------------------------------------------------------------------
                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
--------------------------------------------------------------------------------

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2002, the net tangible book value of our shares of common stock was a deficit of $(3,424) or approximately $0.00 per share based upon 5,000,000 shares outstanding.

If  100%  of  the  Shares  Are  Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 10,000,000 shares to be outstanding will be $467,576, or approximately $0.04676 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.04676 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.04676 per share.

After completion of this offering, if 5,000,000 shares are sold, you and any other investors who purchase shares in this offering will collectively own approximately 50% of the total number of shares then outstanding, for which you and any other investors will have made a cash investment of $500,000, or $0.10 per share. Our existing stockholders will own approximately 50% of the total number of shares then outstanding, for which they have made cash contributions totaling $500, or $0.0001 per share.

If  75%  of  the  Shares  Are  Sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 8,750,000 shares to be outstanding will be $341,576, or approximately $0.039 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.039 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.039 per share.

After completion of this offering, if 3,750,000 shares are sold, you and any other investors who purchase shares in this offering will collectively own approximately 42.86% of the total number of shares then outstanding shares for which you and any other investors will have made a cash investment of $375,000, or $0.10 per share. Our existing stockholders will own approximately 57.14% of the total number of shares then outstanding, for which they have made cash contributions totaling $500, or $0.0001 per share.

If  50%  of  the  Shares  Are  Sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 7,500,000 shares to be outstanding will be $216,576, or approximately $0.0289 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0289 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.0289 per share.

After completion of this offering, if 2,500,000 shares are sold, you and any other investors who purchase shares in this offering will collectively own approximately 33.33% of the total number of shares then outstanding shares for which you and any other investors will have made a cash investment of $250,000, or $0.10 per share. Our existing stockholders will own approximately 66.67% of the total number of shares then outstanding, for which they have made cash contributions  totaling  $500,  or  $0.0001  per  share.

If  25%  of  the  Shares  Are  Sold:

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 6,250,000 shares to be outstanding will be $91,576, or approximately $0.01465 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01465 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01465 per share.

After completion of this offering, if 1,250,000 shares are sold, you and any other investors who purchase shares in this offering will collectively own approximately 20.41% of the total number of shares then outstanding shares for which you and any other investors will have made a cash investment of $125,000, or $0.10 per share. Our existing stockholders will own approximately 79.59% of the total number of shares then outstanding, for which they have made cash contributions totaling $500, or $0.0001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing  Stockholders  if  all  of  the  Shares  are  Sold:

Price  per  share                                                     $ 0.10
Net  tangible  book  value  per  share  before  offering              $  -0-
Net  tangible  book  value  per  share  after  offering               $0.04676
Increase  to  present  stockholders  in  net  tangible
           book  value  per  share  after  offering                   $0.04676
Capital  contributions                                                $  500
Number  of  shares  outstanding  before  the  offering                5,000,000
Number  of  shares  after offering held by existing stockholders      5,000,000
Percentage  of  ownership  after  offering                            50%

Purchasers  of  Shares  in  this  Offering  if  100%  of  Shares  Sold


Price  per  share                                                     $  0.10
Dilution  per  share                                                  $0.05324
Capital  contributions                                                $ 500,000
Number  of  shares  after  offering  held  by  public  investors      5,000,000
Percentage  of  ownership  after  offering                            50%

Purchasers  of  Shares  in  this  Offering  if  75%  of  Shares  Sold

Price  per  share                                                     $  0.10
Dilution  per  share                                                  $0.061
Capital  contributions                                                $ 375,000
Number  of  shares  after  offering  held  by  public  investors      3,750,000
Percentage  of  ownership  after  offering                            42.86%

Purchasers  of  Shares  in  this  Offering  if  50%  of  Shares  Sold

Price  per  share                                                     $  0.10
Dilution  per  share                                                  $0.0711
Capital  contributions                                                $ 250,000
Number  of  shares  after  offering  held  by  public  investors      2,500,000
Percentage  of  ownership  after  offering                            33.33%

Purchasers  of  Shares  in  this  Offering  if  25%  of  Shares  Sold

Price  per  share                                                     $0.10
Dilution  per  share                                                  $0.08535
Capital  contributions                                                $ 125,000
Number  of  shares  after  offering  held  by  public  investors      1,250,000
Percentage  of  ownership  after  offering                            20.41%

--------------------------------------------------------------------------------
                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
--------------------------------------------------------------------------------

Offering  Will  Be  Sold  By  One  of  Our  Officers

We are offering up to a total of 5,000,000 shares of common stock on a best efforts, no minimum, 5,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through William Hadcock, one of our officers and directors. Mr. Hadcock will contact persons with whom he has a preexisting personal or business relationship by telephone from Canada. Mr.Hadcock will receive no commission from the sale of any shares. Mr. Hadcock will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Hadcock is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Hadcock is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Hadcock has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives of our officers and directors who are interested in us and in making a possible investment in the offering.

Offering  Period  and  Expiration  Date

This offering will start on the date of this prospectus and continue for a period of 90 days, however it may be extended by a further 90 days by our board of directors.

Procedures  for  Subscribing

If  you  decide  to  subscribe  for  any  shares  in  this  offering,  you  must
1.  execute  and  deliver  a  subscription  agreement
2.  deliver  a  check  or  certified  funds  to  us for acceptance or rejection.

All  checks for subscriptions must be made payable to "NORCAN EXPLORATION, INC."

Right  to  Reject  Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

--------------------------------------------------------------------------------
                                    BUSINESS
--------------------------------------------------------------------------------

General

We were incorporated in the State of Nevada on March 11, 2002. We are engaged in the acquisition and exploration of mineral properties. We maintain our statutory registered agent's office at 502 East John Street, Room E, Carson City, Nevada 89706 and our business office 1081 West 8th Ave., Suite 3, Vancouver, BC V6H 1C3 Canada. Our telephone number is (905) 329-8791. Our offices are leased from our vice-president, Myron Sawiuk, on a month-to-month basis and our monthly rental is $-0-.

Background

In June 2002 we entered into an agreement with Lorne Warren and William Garner for an option to acquire a four-unit mineral exploration property located in the Province of British Columbia, Canada. Mineral claims in British Columbia consist of units, with each unit being a square in shape covering 25 hectares and measuring 500 meters on each side. We refer to this mineral claim as the Canyon property. We believe that the property appears to be promising. We made an initial payment of $1,263 to Messrs. Warren and Garner and are required, pursuant to our agreement, to make additional option payments totaling $41,737 over the next four years. We are also required to incur exploration expenditures totaling $1,516 over the next five years.

During the term of our option, we are also obligated to maintain in good standing the Canyon property by the doing and filing of assessment work or making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in order to keep the Canyon property free and clear of all liens and other charges.

There is no assurance that a commercially viable mineral deposit exists on our mineral claim. Further exploration will be required before a final evaluation as to the economic and legal feasibility of any mineral reserves that we may discover on our mineral claim can be determined. Our plan of operations is to carry out exploration work on the Canyon property in order to ascertain whether this claim possesses commercially exploitable quantities of gold, silver or copper. We can provide no assurance to investors that a commercially exploitable mineral deposit, or reserve, exists in the Canyon mineral claim until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

To date we have not performed any work on our property. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in our property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Location  and  Access

The Canyon property consists of 4 claims totaling 100 hectares. The property is located in the Omineca Mining Division of north central British Columbia, Canada. Specifically, the property is situated on the west side of the Bulkley River, on a creek locally known as Sunrise Creek, about 12 kilometres west-northwest of Houston, British Columbia. There is a gravel logging road to the property.

Physiography

The  property is located at an elevation of 700 meters.   Exploration activities
can be carried out from about June until October each year. There is ample timber and water on site for all phases of exploration.

Property  Geology

The Canyon property is underlain by mafic and felsic volcanics, intermediate intrusive rocks and extensive sequences of chert that are comprised predominantly of fine grained sedimentary rocks. Mafic and felsic volcanics, intrusive rocks and chert are different types of rocks.

Gold, silver and copper mineralization is associated with shear zones and magnetite bearing skarn, which are found on the property. The extent of this mineralization has yet to be ascertained. Mineralization refers to the process by which rock, or some other substance, has been altered and impregnated with minerals. Shear zones are laterally displaced fault zones. Magnetite bearing skarn is a name for metamorphic rocks that are formed under high temperature and pressure.

Previous  Exploration

We have been advised by independent sources that our property has been subjected to previous exploration. The British Columbia Ministry of Energy and Mines Geological Survey Branch master report on the Canyon property states, in part, that:
* Exploration in 1928 produced a sample of best mineralization assaying 1.4 grams per tonne gold, 260.6 grams per tonne silver and 3.2 per cent copper.
* A 1931 sample taken across 2.7 meters assayed trace gold, 5.5 grams per tonne silver, and 0.6 per cent copper.
* In 1986, 33 rock samples were collected in an area approximately 500 meters by 500 metres which returned the following results: to 7.6 grams per tonne gold, 0.3 to 29.8 grams per tonne silver, and 0.02 to 39.0 per cent copper, and with average values of 0.6 grams per tonne gold, 5.2 grams per tonne silver and 2.5 per cent copper.
* In 1987 work was carried out on a number of skarn zones exposed on the south cliffs of Emerson Creek. Four zones, the A, O, Palmer and Lake, were mapped. A 2.25 meter interval of drill core from the O zone assayed 1.47 grams per tonne gold and 0.5 per cent copper.

An assay is the chemical analysis of a substance, such as an ore, to determine its components.

We have not verified the information contained in the Geological Survey Branch master report and we do not know if it is accurate.

Current  State  of  Exploration

The Canyon mineral property presently does not have any proven mineral reserves. The property is undeveloped and does not contain any known significant surface or underground ore mineralization. There is no mining plant or equipment located on the property and there is no power supply to the property.

We have only recently commenced exploration of the mineral claim and exploration is currently in the preliminary stages. The status of our planned exploration program is discussed in detail below. Our planned exploration program is exploratory in nature and there is no assurance that mineral reserves will be proven.

Our  Proposed  Exploration  Program

We must conduct exploration to determine what amount of minerals such as copper, silver, or gold, if any, exist on our properties and if any minerals which may be found can be economically extracted and profitably processed. Our exploration program is designed to systematically and efficiently explore and evaluate our properties. We do not claim to have any minerals or reserves whatsoever at this time on any of our properties.

We intend to implement an exploration program and intend to proceed in the following three phases:

Phase one will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the property, including Messrs. Warren and Garner. The work will include reproducing existing maps and any reports that we find, drafting and producing base maps, and compiling preexisting information into a common database and map.

Our initial work will be augmented with a geological review, geologic mapping, geophysical testing and geochemical analysis of our claims. A geological review entails the geological study of an area to determine the geological characteristics, identification of rock types and any obvious indications of mineralization. Part of this review will occur on site. Geophysical testing is the procedure of using electrical and magnetic methods to detect ore mineralization or measure its associated alteration. Geochemical analysis is the analytical procedure conducted by a credited laboratory to determine the specific elemental concentrations of minerals contained within samples. Such samples may be from a variety of medium, including rock, soil and stream sediment. The purpose of undertaking the geological review and geochemical analysis is to determine if there is sufficient indication for the area to host mineralization to warrant additional exploration. Positive results of this phase one exploration program are required to justify continuing with additional exploration. Such positive results would include the identification of zones of mineralization.

If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we intend to begin trenching the area. Trenching identifies the continuity and extent of mineralization, if any, below the surface. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the area. They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals. Careful interpretation of this available data collected from the various tests will aid us in determining whether or not the property has current economic potential and whether further exploration is warranted. Phase one will take about two months and cost up to $10,000.

Upon completion of phase one we will make a determination whether to proceed to phase two of our proposed exploration program.

Phase two will involves an initial examination of the characteristics of any geological structures that are identified by phase one of exploration. Phase two is aimed at identifying any mineral deposits of potential economic importance. The methods employed are
     *    more  extensive  trenching
     *    more  advanced  geophysical  work
     *    diamond  drilling

Diamond drilling is the process of using a transportable diamond drill to take representative core samples of bedrock for testing. The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Phase two will take about three months and cost up to $40,000.

After a thorough analysis of the data collected in phase two, we will decide if the property warrants a phase three study.

Phase three is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body. This is accomplished through extensive diamond driving. Phase three will take about six months and cost up to $80,000.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Competitive  Factors

The mineral exploration industry is fragmented. We compete with other exploration companies looking for copper, silver, gold and other minerals. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the mineral exploration market. While we compete with other exploration companies, there is no competition for the exploration or removal or mineral from our property. Readily available markets exist in Canada and around the world for the sale of copper, silver, gold and other minerals. Therefore, we will be able to sell any minerals that we are able to recover.

Compliance  with  Government  Regulation


We will be required to conduct all mineral exploration activities in accordance with the Mining Act of British Columbia. We will be required to obtain a mineral exploration permit from the British Columbia Ministry of Energy and Mines in order to proceed with phase on of the recommended work program. There is no charge to obtain the mineral exploration permit and we do not anticipate any delay in obtaining this permit. We will be required to obtain additional work permits from the British Columbia Ministry of Energy and Mines for any exploration work that results in a physical disturbance to the land. Accordingly, we will be required to obtain a work permit if it proceeds with the second phase of its exploration program. There is a charge of approximately $1,500 in order to obtain a work permit under the Mining Act. The time to obtain a work period is approximately four weeks. We will incur the expense of our consultant geologist to prepare the required submissions to the Ministry of Energy and Mines. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance. No remediation work is anticipated as a result of completion of phase one of the exploration program.


We have budgeted for regulatory compliance costs as part of our proposed exploration program. As mentioned above, we will have to sustain the cost of reclamation and environmental remediation for all exploration and other work undertaken. The amount of reclamation and environmental remediation costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of our proposed exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. We may be subject to an environmental review process under the British Columbia Environmental Assessment Act if we determine to proceed with a producing mine. An environmental review process would be required if we planned to construct a producing mine facility with production capacity of 75,000 tonnes (82,500 tons) of mineral ore per year. If we planned to proceed with a producing mine, we would be required to apply under the Environmental Assessment Act for a determination as to whether an environmental review was required. An environmental review is not required under the Environmental Assessment Act to proceed with the recommended exploration program on our Canyon property.

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental  Factors

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:
     1.   Health  and  Safety

     2.   Archaeological  Sites

     3.   Exploration  Access

We are required to provide a safe working environment, not disrupt archaeological sites, and conduct our activities in a manner that prevents unnecessary damage to the property. We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our phase one and two exploration programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended two phases described above. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially-economic deposit is discovered.

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We intend to comply with the code at all times and believe that compliance with the code will not adversely affect our business operations in the future.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employee is Myron Sawiuk, who is our vice president and a director.

Employees  and  Employment  Agreements

At present, we have no employees, other than Messrs. Hadcock and Sawiuk, our sole officers and directors. Messrs. Hadcock and Sawiuk do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees. We do not pay any compensation to either Mr. Hadcock or Mr. Sawiuk for serving as directors on our board of directors.
Messrs. Hadcock and Sawiuk plan to devote 10% of their time to our operations. Both Mr. Hadcock and Mr. Sawiuk work full-time in British Columbia, Canada. We do not believe that their full-time employment in British Columbia, Canada or each officer and director's limited devotion of time to our business will have any adverse affect upon us. We conduct our business largely through agreements with consultants and arms-length third parties.

Subsidiaries

We  do  not  have  any  subsidiaries.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.

Properties

We do not own or lease any property other than our option to acquire an interest in the Canyon property.

--------------------------------------------------------------------------------
                  MANAGEMENT'S DISCUSSION OR PLAN OF OPERATIONS
--------------------------------------------------------------------------------

We are a start-up, pre-exploration company and have not yet started our business operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated. Accordingly, we must raise cash from sources other than the sale of minerals found, if any, on our property. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.


To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise will be applied to exploration. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We  will  not  be  conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

Plan  of  Operations

Our business plan is to proceed with the exploration of the Canyon property to determine whether there are commercially exploitable reserves of gold, silver and/or copper. We shall initially proceed with phase one of our exploration program, which we anticipate will cost approximately $10,000. Completion of phase one will enable us to meet the first year's exploration expenditure requirement under the option agreement we have with Messrs. Warren and Garner.

Upon completion of an assessment of the results of phase one of our geological exploration program, we will determine whether to proceed to phase two of our proposed exploration program. In making this determination, we will make an assessment as to whether the results of phase one are sufficiently positive to warrant proceeding with phase two. If we decide to proceed with phase two, we anticipate that this phase will commence in the summer of 2003. Phase two will cost approximately $40,000.

After a thorough analysis of the data collected in phase two, we will decide if the property warrants a phase three study. In making this determination, we will make an assessment as to whether the results of phase two are sufficiently positive to warrant proceeding with phase three. If we decide to proceed with phase three, we anticipate that this phase will commence in the summer of 2004. Phase three is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body. This is accomplished through extensive diamond driving. Phase three will take about six months and approximately $80,000.

Our exploration program is designed to determine whether mineralization exists to the extent that further exploration is warranted to outline any such discovered mineralized zones. At this time we are not certain as to the exact quantity of any mineralization in the property that would justify actual mining operations.

We had $0 in cash reserves as of September 30, 2002. The anticipated costs of phase one and two of our proposed exploration program are in excess of our projected cash reserves and accordingly we will not be able to proceed with either phase one or phase two unless we receive additional financing. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase one or two of our proposed exploration program. We believe that debt financing will not be an alternative for funding our exploration program. If we do not raise sufficient funds in this offering we may be required to reduce, or even cancel, our proposed exploration program.

We anticipate that we will incur the following expenses over the next twelve months:
     1. $10,000 for completion of the first phase of our proposed geological work program;
     2. $40,000 for completion of the second phase of our proposed geological work program;
     3. $30,000 for operating expenses, including our next payment to Messrs. Warren and Garner required under the option agreement for the Canyon property together with professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934;

If we do not complete the cash payments or the exploration expenditures required under the option agreement for the Canyon property, then our option will terminate and we will lose all our rights and interest in the Canyon property. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Canyon property. We may also pursue acquiring interests in alternative mineral properties in the future.

If we lose our option in the Canyon property due to our decision not to proceed with further exploration or our inability to fund future exploration, then we plan to pursue the acquisition of another mineral property. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. If we are unable to secure a mineral property for exploration, then we would then consider pursuing the acquisition of another business or business asset. There is no assurance that we would be able to acquire any interest in any other mineral exploration property or other business in view of our limited financial resources. Further, we anticipate that we would be required to secure further financing in order to conduct any exploration on any mineral exploration property or to develop any business acquired. There is no assurance that we would be able to secure the required financing or that we would achieve profitability if financing was completed.

Until completion of this offering, we believe that our officers and directors will contribute funds to pay for our expenses because of their significant equity ownership in us. However, our officers and directors are not obligated to pay our expenses and they may be unable to do so. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors collectively own 5,000,000 shares of our common stock. We believe that our officers and directors will continue to pay our expenses as long as they maintain their ownership of our common stock. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues.

Results  Of  Operations  for  Period  Ending  September  30,  2002

We did not earn any revenues during the period ending September 30, 2002. We do not anticipate earning revenues until such time if, as and when we enter into commercial production of our property. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our property, or if such resources are discovered, that we will enter into commercial production of our property.

We incurred operating expenses in the amount of $3,424 for the period ended September 30, 2002. These operating expenses were comprised primarily of professional fees and disbursements that were attributable our corporate organization and the initial payment of our option to acquire an interest in the Canyon property. We incurred a loss of $3,424 for the period ending September 30, 2002.

We had cash of $0 as of September 30, 2002, and had a working capital deficiency of $(239) as of September 30, 2002.

--------------------------------------------------------------------------------
          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
--------------------------------------------------------------------------------

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr.  William  J.  Hadcock,  age  45, has been our president and a director since
March 2002. Mr. Hadcock studied business administration at Mohawk College in Ontario, Canada. He worked for Astral Home Entertainment, a Canadian company that distributes software, CDs and DVDs, from 1990 to August 1999 where he served as a district sales representative in Scarborough, Ontario (1990-92), corporate account manager in Toronto, Ontario (1992-94), and as branch manager in Vancouver, British Columbia (1994-99). As the branch manager, he supervised 21 employees and was responsible for key account management, studio relations, budget implementation, and warehouse/showroom operations. Mr. Hadcock was the co-founder, Vice President of Marketing, a director and later the president of Cool Entertainment Inc. from March 1999 until it was acquired by E-Trend Networks Inc. in February 2001. Cool Entertainment provides targeted information to consumers via its website. In early 2000 Cool Entertainment became a reporting company under the Securities Exchange Act of 1934 and its shares traded on the Over the Counter Bulletin Board. From March 2001 until November 2002, Mr. Hadcock was the Sales Manager for Westmark Sales and Leasing Inc., which is a Langley, British Columbia based company that sells and leases vehicles and motor sport products. Since December 2002, Mr. Hadcock has served as the sales manager of Ed Learn Ford Ltd., a St. Catherines, Ontario based car & truck dealership, where he is responsible for the management of the company's vehicle sales.

Mr. J. Myron Sawiuk, age 49, is our vice-president and secretary-treasurer and is a member of our board of directors. Mr. Sawiuk was appointed to our board of directors and appointed as our vice-president and secretary-treasurer on March 12, 2002. He received his Bachelor of Science, Geology, from the University of Western Ontario in 1977 and his Master of Science, Geology, from McGill University, Quebec, in 1983. He co-authored several papers including an article titled "The Kapinka Lake Uranium Prospect, Saskatchewan" which was published in Economic Geology in 1985. Mr. Sawiuk is a member of the Association of Professional Engineers and Geoscientists of British Columbia, a fellow of the Geological Association of Canada, and a member of the Society for Mining, Metallurgy and Exploration. Mr. Sawiuk worked as a geologist with Crown Resources Corp. from 1990 to 2000. Mr. Sawiuk's responsibilities as a geologist with Crown Resources increased throughout this period from senior geologist to district geologist in charge of the company's exploration program for northeastern Washington and southern British Columbia. He was also involved in the exploration programs of Crown Resources, and its 41.2% owned subsidiary Solitario Resources Corporation, in Mexico, Peru and Argentina. Since 2000 he has worked as an independent geological consultant and is currently a programmer/analyst with E-Comm Emergency Communications for Southwest British Columbia Incorporated, a communications service provider located in Vancouver,British Columbia, where he is responsible for the administration of the company's software and database applications. Mr. Sawiuk's experience covers all aspects of mineral exploration from concept design and implementation of reconnaissance exploration to detailed drilling and preliminary ore reserve calculations. Mr. Sawiuk was a director and the president of Crownex Resources (Canada) Ltd. from 1991 to 2000, a director and the president of Gold Texas Resources Ltd. from 1991 to 2000, and a director of Altoro Gold Corp. from October to December 2000. Crownex Resources (Canada) and Gold Texas Resources are directly or indirectly 100% owned by Crown Resources. Altoro Gold is a 100% subsidiary of Solitario Resources Corporation. Crown Resources is a public company, the shares of which are traded on the OTC Bulletin Board.

Term  of  Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.


Significant  Employees

We have no significant employees other than the officers and directors described above.

--------------------------------------------------------------------------------
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . Except as otherwise indicated, each stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

--------------------------------------------------------------------------------
                    Number of      Number of    Percentage of    Percentage of
Name and address    Shares Before  Shares After Ownership Before Ownership After
of beneficial owner Offering       Offering     Offering         Offering[1]
--------------------------------------------------------------------------------
William J. Hadcock                 2,500,000   2,500,000      50%    25%
256 Craigroyston Road
Hamilton, Ontario L8K 3K4, Canada
--------------------------------------------------------------------------------
J. Myron Sawiuk                    2,500,000   2,500,000      50%    25%
Suite 3 - 1081
West 8th Avenue,
Vancouver, BC V6H 1C3
Canada
--------------------------------------------------------------------------------
All Officers and
Directors as a Group               5,000,000   5,000,000     100%    50%
--------------------------------------------------------------------------------

[1]  Assuming  all  shares  offered  are  sold.

Mr. Hadcock and Mr. Sawiuk, who are our sole directors and officers, paid a total of $500 or $0.0001 per share to acquire a total of 5,000,000 shares in our company. If all 5,000,000 shares are sold in this offering, they will continue to collectively own 50% of the total number of shares then outstanding. If our Company fails, they will not suffer any significant adverse effect; however, if we are successful, this could be beneficial to Messrs Hadcock and Sawiuk.

Future  Sales  by  Existing  Stockholders

A total of 5,000,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

--------------------------------------------------------------------------------
                            DESCRIPTION OF SECURITIES
--------------------------------------------------------------------------------

General

Our authorized capital stock consists of 175,000,000 shares of common stock at a par value of $0.0001 per share and 25,000,000 shares of preferred stock at a par value of $0.0001 per share.

Common  Stock

As of the date of this prospectus, there were 5,000,000 shares of our common stock issued and outstanding that were held by two stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.


Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our articles of incorporation, bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Our company is authorized to issue 25,000,000 shares of preferred stock, $0.0001 par value per share. Of these preferred shares, 30,000 have been designated as of Series A preferred shares. Each Series A preferred share is entitled to three votes and may, in certain instances, at the option of our company or the holder, be converted into three shares of common stock. Series A preferred shares have certain rights to:
1.   dividends;
2.   preference  over  common  shares  in  the  event  of:
     a.   liquidation,  dissolution,  or  winding-up  of  our  company,  or
     b. payment (if any) to Norcan shareholders in the event of a merger or share exchange of our company, or a sale or other disposition of all or substantially all of the assets of our company; and
3. "piggyback" registration in the event that they have been converted into common shares and our company plans to effect a public registration of our common shares.

As of the date of this prospectus, there were no shares of our preferred stock issued and outstanding.

--------------------------------------------------------------------------------
            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
--------------------------------------------------------------------------------

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the over the counter bulletin board or, if traded, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price;
(d) contains a toll-free telephone number for inquiries on disciplinary actions;
(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Rule 144 Sales

A total of 5,000,000 shares of our common stock will be available for resale to the public after March 12, 2003 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. As of the date of this prospectus, persons who are our affiliates hold all 5,000,000 of those shares.

Holders of Our Common Stock

As of the date of this registration statement, we had two (2) registered shareholders who collectively hold a total of 5,000,000 shares.

Stock Option Grants

To  date,  we  have  not  granted  any  stock  options.


Registration Rights

We have not granted registration rights to any of our shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:
     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and its telephone number is (702) 361-3033.

--------------------------------------------------------------------------------
                              CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

In March 2002, we issued a total of 2,500,000 shares of restricted common stock to William Hadcock and 2,500,000 shares of restricted common stock Myron Sawiuk, who are the sole officers and directors of our company, at a price of $0.0001 per share, for proceeds to us totaling $500.

Since our inception, Marinaside Development Corp., a company that is 100% owned by Mr. Hadcock, has advanced loans to us totaling $6,185, which were used for organizational and start-up costs and operating capital. The loans bear interest at the rate of 3% per year and have not been paid as of the date hereof. Of this amount, $3,185 is repayable on August 31, 2007 and $3,000 is repayable on October 31, 2007. Marinaside Development Corp. will accept repayment from us when money is available. We plan to repay the loans from the proceeds of this offering.

--------------------------------------------------------------------------------
                                 EXPIRATION DATE
--------------------------------------------------------------------------------

This offering will expire 90 days from the date of this prospectus (or 180 days from the date of this prospectus if extended by our board of directors).

--------------------------------------------------------------------------------
                                LEGAL PROCEEDINGS
--------------------------------------------------------------------------------

We are not currently a party to any legal proceedings. Our agent for service of process in Nevada is CSC Services of Nevada, Inc., 502 East John Street, Room E, Carson City, Nevada 89706.

--------------------------------------------------------------------------------
                                     EXPERTS
--------------------------------------------------------------------------------

The balance sheet of our company as of September 30, 2002, and the related statements of loss and deficit, cash flows, and stockholders' equity for the initial period from inception (date of incorporation) through September 30, 2002 included in this prospectus and incorporated by reference in the Registration Statement, have been audited by Morgan & Company, independent chartered accountants, of Vancouver, British Columbia, as stated in their audit report appearing herein, and are included in reliance upon the reports of such firm as expert in accounting and auditing.

Cane O'Neill Taylor, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

--------------------------------------------------------------------------------
            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES
--------------------------------------------------------------------------------

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

--------------------------------------------------------------------------------
                               FURTHER INFORMATION
--------------------------------------------------------------------------------

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified and amplified in all respects by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

--------------------------------------------------------------------------------
                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
--------------------------------------------------------------------------------

We  have  had  no  changes  in  or  disagreements  with  our  accountants.

--------------------------------------------------------------------------------
                              FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Our fiscal year end is December 31st. We will provide audited financial statements to our stockholders on an annual basis. Our audited financial statement from inception to September 30, 2002 immediately follows:

Index to Financial Statements

1.  Auditors' Report;

2. Audited Financial Statements for the period ending September 30, 2002, including:
     a.   Balance  Sheet
     b.   Statement  of  Loss  and  Deficit
     c.   Statement  of  Cash  Flows
     d.   Statement  of  Stockholders'  Equity
     e.   Notes  to  Financial  Statements

                            NORCAN EXPLORATION, INC.
                         (An Exploration Stage Company)


FINANCIAL STATEMENTS


SEPTEMBER 30, 2002

                            (Stated in U.S. Dollars)

                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS


                                AUDITORS' REPORT



To the Director
Norcan Exploration, Inc.
(An exploration stage company)


We have audited the balance sheet of Norcan Exploration, Inc. (an exploration stage company) as at September 30, 2002 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from March 11, 2002 (date of inception) to September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2002 and the results of its operations and cash flows for the period from March 11, 2002 (date of inception) to September 30, 2002, in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the financial statements, the Company incurred a net loss of $3,424 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                                        /s/ Morgan & Company
November 6, 2002                                         Chartered Accountants


Tel: (604) 687-5841        MEMBER OF               P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075           ACPA          Suite 1488 - 700 West Georgia Street
www.morgan-cas.com        INTERNATIONAL                  Vancouver, B.C. V7Y 1A1

                            NORCAN EXPLORATION, INC.
                         (An Exploration Stage Company)

BALANCE SHEET

                               SEPTEMBER 30, 2002
                            (Stated in U.S. Dollars)



-------------------------------------------------------------------------
                                    ASSETS

Mineral Property Interest (Note 3)                           $     -
=========================================================================
                                   LIABILITIES

Current
  Accounts payable                                           $   239

Note Payable To Related Party (Note 4)                         3,185
                                                             --------
                                                               3,424
                                                             --------

SHAREHOLDER'S DEFICIENCY

Share Capital
  Authorized:
    175,000,000 common shares with a par value of
      $0.0001 per share
     25,000,000 preferred shares with a par value of $0.0001 per share

  Issued:
      5,000,000 common shares                                    500

  Share subscriptions receivable                                (500)

Deficit Accumulated During The Exploration Stage              (3,424)
                                                             --------
                                                              (3,424)
                                                             --------

                                                             $     -
=====================================================================

                            NORCAN EXPLORATION, INC.
                         (An Exploration Stage Company)

STATEMENT OF LOSS AND DEFICIT

          PERIOD FROM INCEPTION, MARCH 11, 2002, TO SEPTEMBER 30, 2002
                            (Stated in U.S. Dollars)



---------------------------------------------------------------------
Expenses
  Bank charges                                            $        6
  Mineral property payment                                     1,263
  Professional fees                                            2,155
                                                          -----------

Net Loss For The Period And Deficit, End Of Period        $    3,424
=====================================================================

Basic And Diluted Loss Per Share                          $     0.01
=====================================================================

Weighted Average Number Of Shares Outstanding              5,000,000
=====================================================================

                            NORCAN EXPLORATION, INC.
                         (An Exploration Stage Company)

STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION, MARCH 11, 2002, TO SEPTEMBER 30, 2002
                            (Stated in U.S. Dollars)


--------------------------------------------------------------------
Cash Flows From Operating Activities
  Net loss for the period                                 $  (3,424)

Adjustments To Reconcile Net Loss To Net Cash Used
 By Operating Activities
  Change in accounts payable                                    239
                                                          ----------
                                                             (3,185)
                                                          ----------

Cash Flows From Financing Activity
  Note payable to related party                               3,185
                                                          ----------

Increase In Cash And Cash, End Of Period                  $       -
====================================================================

                            NORCAN EXPLORATION, INC.
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

PERIOD FROM INCEPTION, MARCH 11, 2002, TO SEPTEMBER 30, 2002
                            (Stated in U.S. Dollars)



                                       COMMON STOCK
                             --------------------------------    DEFICIT
                                NUMBER                         ACCUMULATED
                                  OF                SHARE      DURING THE
                                COMMON     PAR  SUBSCRIPTIONS  EXPLORATION
                                SHARES    VALUE   RECEIVABLE      STAGE    TOTAL
                             ---------------------------------------------------
Shares issued for cash at
  $0.0001                    5,000,000  $  500   $    (500)   $      -  $     -

Net loss for the period              -       -           -      (3,424)  (3,424)

Balance, September 30,2002   5,000,000  $  500   $    (500)   $ (3,424) $(3,424)
                             ===================================================

                            NORCAN EXPLORATION, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2002
                            (Stated in U.S. Dollars)


1.     OPERATIONS

Organization

The  Company was incorporated in the State of Nevada, U.S.A., on March 11, 2002.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $3,424 for the period from March 11, 2002 (inception) to September 30, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.     SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

                            NORCAN EXPLORATION, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2002
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)     Mineral Property Payments and Exploration Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)     Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Foreign Currency Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)     monetary  items  at  the  rate  prevailing  at  the  balance  sheet date;
ii)    non-monetary  items  at  the  historical  exchange  rate;
iii) revenue and expense at the average rate in effect during the applicable accounting period.

d)     Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

                            NORCAN EXPLORATION, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2002
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)     Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At September 30, 2002, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.


3.     MINERAL PROPERTY INTEREST

By an agreement dated June 14, 2002, the Company acquired an option to earn a 100% interest in four mineral claims located in British Columbia, Canada.

In  order  to  earn  its  interest,  the  Company  is  required  to:

i)     pay  $1,263  on  execution  of  the  agreement  (paid);

ii) pay an additional $1,895 on June 14, 2003, $8,242 on June 14, 2004, $12,600 on June 14, 2005, and $19,000 on June 14, 2006;

iii)   incur  an  aggregate  of $1,516 on exploration expenditures as follows:

          $252  by  March  31,  2003
          $252  by  March  31,  2004
          $252  by  March  31,  2005
          $380  by  March  31,  2006
          $380  by  March  31,  2007


4.     NOTE PAYABLE TO RELATED PARTY

On August 15, 2002, the Company received a loan from a company controlled by a common director. The loan is repayable on August 31, 2007 and bears interest of 3% per annum payable at the time of repayment.

                            NORCAN EXPLORATION, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2002
                            (Stated in U.S. Dollars)



5.     SUBSEQUENT  EVENTS

a) On October 24, 2002, the Company received an additional $3,000 loan from a company controlled by a common director. The loan is repayable on October 31, 2007 and bears interest of 3% per annum payable at the time of repayment.

b) The Company received the $500 in share subscriptions receivable at September 30, 2002.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action,suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee     $    46.00
Printing Expenses                                       $ 3,000.00
Federal Taxes                                           $      NIL
State Taxes and Fees                                    $      NIL
Transfer Agent Fees                                     $ 2,000.00
Accounting fees and expenses                            $ 2,000.00
Legal fees and expenses                                 $20,000.00
Blue Sky fees and expenses                              $ 2,000.00
Miscellaneous                                           $   954.00
                                                        ----------
Total:                                                  $30,000.00
                                                        ==========

All  amounts  are  estimates  other  than  the  Commission's  registration  fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On March 12, 2002, we issued 2,500,000 shares of common stock to Mr. William J. Hadcock and 2,500,000 shares of common stock to Mr. J. Myron Sawiuk. Messrs.
Hadcock and Sawiuk are our sole officers and directors. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at a price of $0.0001 per share, for total proceeds of $500. The 5,000,000 shares of common stock are restricted shares as defined in the Securities Act.

ITEM 27.  EXHIBITS.

EXHIBIT NUMBER    DESCRIPTION
--------------    --------------------
3.1               Articles of Incorporation
3.2               By-Laws
3.3               Certificate of  Designation  of  Series  A  Preferred  Shares
5.1               Opinion  of  Cane  O'Neill  Taylor,  LLC,  with consent to use
10.1              Option  Agreement with Lorne B. Warren and William T. Garner dated June 14, 2002
10.2              Promissory  Note  dated  August  15,  2002
10.3              Promissory  Note  dated  October  24,  2002
23.1              Consent  of  Morgan  &  Company,  Chartered  Accountants

ITEM 28.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being


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

registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Hamilton, Province of Ontario on February 5, 2003.

NORCAN EXPLORATION, INC.

By:
/s/ William Hadcock
--------------------------------
William J. Hadcock, President
Chief Executive Officer,
Principal Accounting Officer, Principal
Financial Officer and a member of the
Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints William J. Hadcock, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED            DATE

/s/ William Hadcock
-------------------     President and Chief Executive       February 5, 2003
William J. Hadcock      Officer, Chief Financial Officer
                        and Director

/s/ Myron Sawiuk
-------------------     Vice-President and                  February 04, 2003
J. Myron Sawiuk         Secretary-Treasurer and Director




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